National General Holdings Corp. Reports Third Quarter 2019 Results

NEW YORK, October 30, 2019 (GLOBE NEWSWIRE) - National General Holdings Corp. (Nasdaq:NGHC) reported third quarter 2019 net income of $63.3 million or $0.54 per diluted share, compared to net income of $60.5 million or $0.55 per diluted share in the third quarter of 2018. Third quarter 2019 operating earnings (non-GAAP)(1) was $68.2 million or $0.59 per diluted share compared to $70.8 million or $0.65 per diluted share in the third quarter of 2018.

Third Quarter 2019 Highlights versus Third Quarter 2018*

•
Gross written premium grew $82.6 million or 6.7% to $1,316.9 million driven by continued underlying organic growth in our P&C segment of 3.1% and the acquisition of National Farmers Union Property and Casualty Company (“Farmers Union Insurance”) which closed on August 1, 2019, and continued organic growth in our A&H segment of 12.9%.

•
The overall combined ratio(12,13) was 92.5% compared to 91.3% in the prior year’s quarter, excluding non-cash amortization of intangible assets. The P&C segment reported an increase in combined ratio to 97.0% from 94.4% in the prior year’s quarter. The combined ratio includes prior year unfavorable development of $14.9 million compared to $7.2 million unfavorable in the prior year’s quarter, higher non-catastrophe weather losses predominantly in the Midwest, and $11.5 million of catastrophe losses related to weather-related events compared to $35.0 million of catastrophe losses in the prior year’s quarter. The A&H segment reported a decrease in combined ratio to 70.2% from 77.0% in the prior year’s quarter, driven by strong operating results in our small group self-funded and individual products and higher third party fees.

•	Service and fee income grew 11.8% to $179.3 million, driven by organic growth primarily in our group administration fees and third party technology services fees within our A&H segment.

•
Stockholders’ equity was $2.56 billion and fully diluted book value per share was $18.16 at September 30, 2019, growth of 15.3% and 19.1%, respectively, from December 31, 2018. Our trailing twelve-month operating return on average equity (ROE)(14) was 14.5% as of September 30, 2019.

•
Third quarter 2019 operating earnings (non-GAAP)(1) excludes the following, net of tax: $1.0 million or $0.01 per share loss on equity method investments, $0.3 million of net loss on investments, $5.4 million or $0.05 per share of non-cash amortization of intangible assets and $1.7 million or $0.01 per share bargain purchase gain on the acquisition of Farmers Union Insurance.

Barry Karfunkel, National General’s CEO, stated: “Our third quarter 2019 results generated a 92.5% combined ratio which highlights the diverse capabilities of our platform. While our P&C segment earnings were negatively impacted by non-catastrophe weather events within our homeowners product line and reserve strengthening within our small business auto product line, our personal auto line continued its strong performance via both our independent agency and direct to consumer distribution channels. Our A&H segment reported record profitability and growth in the quarter, utilizing our suite of products and owned distribution. I am pleased with the continued execution of our strategy of focused underwriting discipline and long term growth initiatives.”

*NOTE: Unless specified otherwise, discussion of our third quarter 2019 and 2018 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Overview of Third Quarter 2019 as Compared to Third Quarter 2018

•
Property & Casualty - Gross written premium grew by 5.9% to $1,154.3 million, net written premium increased by 4.5% to $820.0 million, and net earned premium increased by 11.7% to $827.6 million. P&C gross written premium growth was primarily driven by organic growth of 3.1% and $29.9 million or 2.8% of added premiums from the acquisition of Farmers Union Insurance. Service and fee income was $115.6 million compared to $114.0 million in the prior year’s quarter. Excluding non-cash amortization of intangible assets, the combined ratio(12,13) was 97.0% with a loss and LAE ratio of 75.8% and an expense ratio(11,13) of 21.2%, versus a prior year combined ratio of 94.4% with a loss and LAE ratio of 73.5% and an expense ratio of 20.9%. The loss and LAE ratio was impacted by pre-tax catastrophe losses of approximately $11.5 million primarily related to weather-related events in the third quarter 2019, compared to $35.0 million of losses in the third quarter 2018 and higher non-catastrophe weather losses. Unfavorable loss development was $14.9 million in the third quarter 2019 primarily driven by small business auto, compared to unfavorable loss development of $7.2 million in the third quarter 2018.

•
Accident & Health - Gross written premium grew by 12.9% to $162.6 million, net written premium grew by 19.2% to $147.3 million, and net earned premium grew by 8.7% to $168.9 million. The A&H gross written premium increase was driven by continued growth in our domestic A&H business. Service and fee income grew 37.2% to $63.7 million compared to $46.5 million in the prior year’s quarter, primarily driven by group administration fees and third party technology services fees which included a $5.8 million pre-tax sale of a software license to a third party. Excluding non-cash amortization of intangible assets, the combined ratio(12,13) was 70.2% with a loss and LAE ratio of 41.8% and an expense ratio(11,13) of 28.4%, versus a prior year combined ratio of 77.0% with a loss and LAE ratio of 46.8% and an expense ratio of 30.2%. The loss and LAE ratio reflects continued strong performance in both small group self-funded and individual products. Favorable loss development was $18.8 million in the third quarter 2019, compared to favorable loss development of $13.2 million in the third quarter 2018.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $118.3 million, net written premium was $67.3 million, and net earned premium was $57.1 million. Reciprocal Exchanges combined ratio(12,13) excluding non-cash amortization of intangible assets was 123.8% with a loss and LAE ratio of 82.8% and an expense ratio(11,13) of 41.0%.The loss and LAE ratio was impacted by higher non-catastrophe weather losses.

Third quarter 2019 investment income grew to $33.5 million, compared to $31.0 million in the third quarter of 2018. Total investments and cash and cash equivalents (including restricted cash) were $4.8 billion as of September 30, 2019. Accumulated other comprehensive income (loss) increased to a $80.4 million gain at September 30, 2019 from a $52.1 million loss at December 31, 2018, primarily due to the impact of lower interest rates which positively impacted bond valuations.

Interest expense was $12.9 million, up from $12.6 million in the prior year’s quarter. Debt was $688.0 million at September 30, 2019, down from $705.8 million at December 31, 2018.

On August 1, 2019, we closed the acquisition of all of the issued and outstanding shares of capital stock of Farmers Union Insurance from a subsidiary of QBE Insurance Group. The purchase price for the transaction was $52.8 million, subject to customary post-closing adjustments. The net assets acquired exceeded the amount paid by the Company and, as a result, we recorded a pre-tax bargain purchase gain of $2.1 million.

The third quarter of 2019 provision for income taxes was $19.3 million and the effective tax rate for the quarter was 21.3% compared with income taxes of $16.4 million and an effective rate of 19.4% in the third quarter of 2018.

Stockholders’ equity was $2,559.8 million at September 30, 2019, growth of 15.3% from $2,220.8 million at December 31, 2018. Fully diluted book value per share was $18.16 at September 30, 2019, growth of 19.1% from $15.25 at December 31, 2018. Our trailing twelve-month operating return on average equity (ROE)(14) was 14.5% as of September 30, 2019.

Year-to-Date P&C Segment Notable Large Losses
Year	Quarter	Event	P&C Notable Large Losses and LAE ($ millions)	P&C Loss and LAE Ratio Points*	EPS Impact After Tax
2019	Q3	Weather-related Events	$11.5	1.4%	$0.08
2019	Q2	Weather-related Events	$18.4	2.2%	$0.13
2019	Q1	Winter Weather	$12.1	1.6%	$0.08

2018	Q3	California Fires and Hurricane Florence	$35.0	4.7%	$0.25
2018	Q2	Spring Weather-related and Texas Hail Events	$20.5	2.8%	$0.15
2018	Q1	Winter Weather	$14.2	2.0%	$0.10

* Loss and LAE ratio points related to P&C net earned premium in quarter the loss event was recorded.

Additional Item

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National General Enters into Business Share Purchase Agreement with an Investor Group Arranged by Impilo AB. - On August 30, 2019, we entered into a share purchase agreement, pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, we agreed to sell our Euro Accident Health and Care Insurance Sweden operation, to an investor group arranged by Impilo AB, a Swedish investment company focused on Nordic healthcare investments. The estimated sale price for this transaction is $138 million. Since this transaction is based on Swedish Krona (SEK) and will reflect certain closing adjustments, the final price will vary accordingly. The transaction is expected to close in late 2019 or early 2020, subject to customary closing conditions and regulatory approvals.

Conference Call

On Thursday, October 31, 2019 at 9:00 AM ET, Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

800 Access Number:        800-346-7359
973 Access Number:        973-528-0008
Conference Entry Code:        313533
Webcast Registration:        http://ir.nationalgeneral.com/events-and-presentations

A replay of the conference call will be accessible from 2:00 PM ET on Thursday, October 31, 2019 to 11:59 PM ET on Thursday, November 14, 2019 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 313533. In addition, a replay of the webcast can also be retrieved at http://ir.nationalgeneral.com/events-and-presentations.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, the effect of unpredictable catastrophic losses, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with third party vendors or agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Income Statement - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2019				2018
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$1,316,890	$118,267	$1,435,157		$1,234,320	$121,351	$1,355,671
Net written premium	967,319	67,285	1,034,604		908,210	14,814	923,024
Net earned premium	996,521	57,117	1,053,638		896,376	43,151	939,527

Ceding commission income	42,521	15,066	57,587		44,513	14,587	59,100
Service and fee income	179,293	1,585	161,626	(A)	160,425	1,575	142,690	(G)
Net investment income	33,451	2,160	33,740	(B)	30,984	2,344	30,696	(H)
Net loss on investments	(428)	(137)	(565)		(3,003)	(167)	(3,170)
Other income	2,146	—	2,146		—	—	—
Total revenues	$1,253,504	$75,791	$1,308,172	(C)	$1,129,295	$61,490	$1,168,843	(I)

Expenses:
Loss and loss adjustment expense	$698,064	$47,270	$745,334		$617,098	$40,212	$657,310
Acquisition costs and other underwriting expenses	193,521	15,569	209,090		180,180	11,290	191,470
General and administrative expenses	258,583	24,533	263,864	(D)	234,626	20,417	235,733	(J)
Interest expense	12,898	1,871	12,898	(E)	12,583	2,632	12,583	(K)
Total expenses	$1,163,066	$89,243	$1,231,186	(F)	$1,044,487	$74,551	$1,097,096	(L)

Income (loss) before provision (benefit) for income taxes	$90,438	$(13,452)	$76,986		$84,808	$(13,061)	$71,747
Provision (benefit) for income taxes	19,284	(2,537)	16,747		16,426	(908)	15,518
Net income (loss) before non-controlling interest and dividends on preferred shares	71,154	(10,915)	60,239		68,382	(12,153)	56,229
Less: net income (loss) attributable to noncontrolling interest	—	(10,915)	(10,915)		—	(12,153)	(12,153)
Net income before dividends on preferred shares	71,154	—	71,154		68,382	—	68,382
Less: dividends on preferred shares	7,875	—	7,875		7,875	—	7,875
Net income available to common stockholders	$63,279	$—	$63,279		$60,507	$—	$60,507

NOTES: Consolidated column includes eliminations as follows: (A) $(19,252), (B) $(1,871), (C) $(21,123), (D) $(19,252), (E) $(1,871), (F) $(21,123) || (G) $(19,310), (H) $(2,632), (I) $(21,942), (J) $(19,310), (K) $(2,632) and (L) $(21,942).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2019				2018
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$3,913,861	$344,982	$4,258,843		$3,793,830	$337,021	$4,129,250	(G)
Net written premium	3,022,206	172,460	3,194,666		2,787,402	132,240	2,919,642
Net earned premium	2,899,041	149,405	3,048,446		2,646,962	141,009	2,787,971

Ceding commission income	136,867	50,446	187,313		119,453	39,523	158,976
Service and fee income	525,730	4,471	476,041	(A)	463,293	4,466	415,313	(H)
Net investment income	103,683	6,454	102,316	(B)	82,186	6,693	81,702	(I)
Net loss on investments	(4,936)	(837)	(5,773)		(21,490)	(1,266)	(22,756)
Other income	2,146	—	2,146		—	—	—
Total revenues	$3,662,531	$209,939	$3,810,489	(C)	$3,290,404	$190,425	$3,421,206	(J)

Expenses:
Loss and loss adjustment expense	$1,988,094	$124,584	$2,112,678		$1,835,383	$126,421	$1,961,804
Acquisition costs and other underwriting expenses	582,805	32,329	615,134		509,088	32,952	542,040
General and administrative expenses	746,243	67,642	759,725	(D)	681,581	62,032	691,167	(K)
Interest expense	38,822	7,821	38,822	(E)	38,775	7,177	38,775	(L)
Total expenses	$3,355,964	$232,376	$3,526,359	(F)	$3,064,827	$228,582	$3,233,786	(M)

Income (loss) before provision (benefit) for income taxes	$306,567	$(22,437)	$284,130		$225,577	$(38,157)	$187,420
Provision (benefit) for income taxes	65,779	(4,285)	61,494		44,439	(6,178)	38,261
Net income (loss) before non-controlling interest and dividends on preferred shares	240,788	(18,152)	222,636		181,138	(31,979)	149,159
Less: net income (loss) attributable to noncontrolling interest	—	(18,152)	(18,152)		—	(31,979)	(31,979)
Net income before dividends on preferred shares	240,788	—	240,788		181,138	—	181,138
Less: dividends on preferred shares	24,675	—	24,675		23,625	—	23,625
Net income available to common stockholders	$216,113	$—	$216,113		$157,513	$—	$157,513

NOTES: Consolidated column includes eliminations as follows: (A) $(54,160), (B) $(7,821), (C) $(61,981), (D) $(54,160), (E) $(7,821), (F) $(61,981) || (G) $(1,601), (H) $(52,446), (I) $(7,177), (J) $(59,623), (K) $(52,446), (L) $(7,177) and (M) $(59,623).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income available to common stockholders	$63,279	$60,507	$216,113	$157,513
Basic net income per common share	$0.56	$0.56	$1.91	$1.47
Diluted net income per common share	$0.54	$0.55	$1.87	$1.44

Operating earnings attributable to NGHC (non-GAAP)(1)	$68,237	$70,798	$236,093	$197,905
Basic operating earnings per common share (non-GAAP)(1)	$0.60	$0.66	$2.09	$1.85
Diluted operating earnings per common share (non-GAAP)(1)	$0.59	$0.65	$2.03	$1.81

Dividends declared per common share	$0.05	$0.04	$0.13	$0.12

Weighted average number of basic shares outstanding	113,263,367	107,101,837	113,153,121	106,944,461
Weighted average number of diluted shares outstanding	116,138,489	109,563,392	116,087,524	109,315,780
Shares outstanding, end of period	113,313,042	107,132,560
Fully diluted shares outstanding, end of period	116,188,164	109,594,115
Book value per share	$18.62	$15.00
Fully diluted book value per share	$18.16	$14.66

Reconciliation of Net Income to Operating Earnings (Non-GAAP)(1)(14)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income available to common stockholders	$63,279	$60,507	$216,113	$157,513
Add (subtract):
Equity in losses of equity method investments	1,205	676	1,408	2,979
Net loss on investments	428	3,003	4,936	21,490
Non-cash amortization of intangible assets	6,788	8,260	21,093	23,397
Other income (bargain purchase gain)	(2,146)	—	(2,146)	—
Income tax expense (benefit)	(1,317)	(1,648)	(5,311)	(7,474)
Operating earnings attributable to NGHC (non-GAAP)(1)	$68,237	$70,798	$236,093	$197,905

Operating earnings per common share (non-GAAP)(1):
Basic operating earnings per common share (non-GAAP)(1)	$0.60	$0.66	$2.09	$1.85
Diluted operating earnings per common share (non-GAAP)(1)	$0.59	$0.65	$2.03	$1.81

Balance Sheet
$ in thousands
(Unaudited)

	September 30, 2019				December 31, 2018
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments (2)	$4,612,272	$334,398	$4,839,252	(A)	$4,013,699	$314,411	$4,226,806	(H)
Cash and cash equivalents, including restricted cash	226,888	434	227,322		233,383	200	233,583
Premiums and other receivables, net	1,478,586	62,540	1,541,126		1,338,485	61,327	1,399,812
Reinsurance balances (3)	1,909,583	238,234	2,147,817		2,023,911	253,501	2,277,412
Intangible assets, net	388,953	3,270	392,223		376,532	3,405	379,937
Goodwill	181,587	—	181,587		180,183	—	180,183
Other (4)	751,970	25,806	744,669	(B)	739,068	27,879	741,547	(I)
Total assets	$9,549,839	$664,682	$10,073,996	(C)	$8,905,261	$660,723	$9,439,280	(J)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$2,845,799	$193,456	$3,039,255		$2,778,689	$178,470	$2,957,159
Unearned premiums and other revenue	2,184,938	265,538	2,450,476		2,014,965	265,763	2,280,728
Reinsurance payable	629,300	44,424	673,724		615,872	40,393	656,265
Accounts payable and accrued expenses (5)	312,475	38,307	317,675	(D)	390,338	33,120	398,058	(K)
Debt	687,978	107,418	687,978	(E)	705,795	101,304	705,795	(L)
Other	329,515	43,754	373,269		178,764	61,640	240,404
Total liabilities	$6,990,005	$692,897	$7,542,377	(F)	$6,684,423	$680,690	$7,238,409	(M)
Stockholders’ equity:
Common stock (6)	$1,133	$—	$1,133		$1,129	$—	$1,129
Preferred stock (7)	450,000	—	450,000		450,000	—	450,000
Additional paid-in capital	1,062,859	—	1,062,859		1,057,783	—	1,057,783
Accumulated other comprehensive income (loss)	80,387	—	80,387		(52,130)	—	(52,130)
Retained earnings	965,455	—	965,455		764,056	—	764,056
Total National General Holdings Corp. stockholders’ equity	2,559,834	—	2,559,834		2,220,838	—	2,220,838
Noncontrolling interest	—	(28,215)	(28,215)		—	(19,967)	(19,967)
Total stockholders’ equity	$2,559,834	$(28,215)	$2,531,619		$2,220,838	$(19,967)	$2,200,871
Total liabilities and stockholders’ equity	$9,549,839	$664,682	$10,073,996	(G)	$8,905,261	$660,723	$9,439,280	(N)

NOTES: Consolidated column includes eliminations as follows: (A) $(107,418), (B) $(33,107), (C) $(140,525), (D) $(33,107), (E) $(107,418), (F) $(140,525), (G) $(140,525) || (H) $(101,304), (I) $(25,400), (J) $(126,704), (K) $(25,400), (L) $(101,304), (M) $(126,704) and (N) $(126,704).

Segment Information - Third Quarter
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$1,154,335	$162,555	$1,316,890	$118,267	$1,090,372	$143,948	$1,234,320	$121,351
Net written premium	819,970	147,349	967,319	67,285	784,634	123,576	908,210	14,814
Net earned premium	827,618	168,903	996,521	57,117	741,030	155,346	896,376	43,151

Ceding commission income	40,260	2,261	42,521	15,066	44,244	269	44,513	14,587
Service and fee income	115,557	63,736	179,293	1,585	113,967	46,458	160,425	1,575
Total underwriting revenues	$983,435	$234,900	$1,218,335	$73,768	$899,241	$202,073	$1,101,314	$59,313

Loss and loss adjustment expense	627,452	70,612	698,064	47,270	544,446	72,652	617,098	40,212
Acquisition costs and other underwriting expenses	146,307	47,214	193,521	15,569	135,406	44,774	180,180	11,290
General and administrative expenses	190,286	68,297	258,583	24,533	184,101	50,525	234,626	20,417
Total underwriting expenses	$964,045	$186,123	$1,150,168	$87,372	$863,953	$167,951	$1,031,904	$71,919

Underwriting income (loss)	19,390	48,777	68,167	(13,604)	35,288	34,122	69,410	(12,606)
Non-cash amortization of intangible assets	5,257	1,531	6,788	18	6,546	1,714	8,260	(14)
Underwriting income (loss) before amortization and impairment	$24,647	$50,308	$74,955	$(13,586)	$41,834	$35,836	$77,670	$(12,620)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	75.8%	41.8%	70.1%	82.8%	73.5%	46.8%	68.8%	93.2%
Operating expense ratio (Non-GAAP) (9)	21.8%	29.3%	23.1%	41.1%	21.8%	31.3%	23.4%	36.0%
Combined ratio (Non-GAAP) (10)	97.6%	71.1%	93.2%	123.9%	95.3%	78.1%	92.2%	129.2%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	75.8%	41.8%	70.1%	82.8%	73.5%	46.8%	68.8%	93.2%
Operating expense ratio (Non-GAAP) (11)	21.2%	28.4%	22.4%	41.0%	20.9%	30.2%	22.5%	36.1%
Combined ratio before amortization and impairment (Non-GAAP) (12)	97.0%	70.2%	92.5%	123.8%	94.4%	77.0%	91.3%	129.3%

NOTE: Loss and loss adjustment expenses for the three months ended September 30, 2019 included $14,909 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $18,788 of favorable development in the A&H segment, versus $7,234 of unfavorable development in the P&C segment, and $13,200 of favorable development in the A&H segment for the three months ended September 30, 2018.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$3,321,090	$592,771	$3,913,861	$344,982	$3,259,270	$534,560	$3,793,830	$337,021
Net written premium	2,521,969	500,237	3,022,206	172,460	2,301,215	486,187	2,787,402	132,240
Net earned premium	2,402,509	496,532	2,899,041	149,405	2,181,571	465,391	2,646,962	141,009

Ceding commission income	128,087	8,780	136,867	50,446	118,664	789	119,453	39,523
Service and fee income	348,045	177,685	525,730	4,471	328,707	134,586	463,293	4,466
Total underwriting revenues	$2,878,641	$682,997	$3,561,638	$204,322	$2,628,942	$600,766	$3,229,708	$184,998

Loss and loss adjustment expense	1,746,409	241,685	1,988,094	124,584	1,583,019	252,364	1,835,383	126,421
Acquisition costs and other underwriting expenses	429,742	153,063	582,805	32,329	372,589	136,499	509,088	32,952
General and administrative expenses	558,016	188,227	746,243	67,642	533,316	148,265	681,581	62,032
Total underwriting expenses	$2,734,167	$582,975	$3,317,142	$224,555	$2,488,924	$537,128	$3,026,052	$221,405

Underwriting income (loss)	144,474	100,022	244,496	(20,233)	140,018	63,638	203,656	(36,407)
Non-cash amortization of intangible assets	16,154	4,939	21,093	41	18,125	5,272	23,397	(67)
Underwriting income (loss) before amortization and impairment	$160,628	$104,961	$265,589	$(20,192)	$158,143	$68,910	$227,053	$(36,474)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	72.7%	48.7%	68.6%	83.4%	72.6%	54.2%	69.3%	89.7%
Operating expense ratio (Non-GAAP) (9)	21.3%	31.2%	23.0%	30.2%	21.0%	32.1%	23.0%	36.2%
Combined ratio (Non-GAAP) (10)	94.0%	79.9%	91.6%	113.6%	93.6%	86.3%	92.3%	125.9%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	72.7%	48.7%	68.6%	83.4%	72.6%	54.2%	69.3%	89.7%
Operating expense ratio (Non-GAAP) (11)	20.6%	30.2%	22.3%	30.1%	20.2%	31.0%	22.1%	36.2%
Combined ratio before amortization and impairment (Non-GAAP) (12)	93.3%	78.9%	90.9%	113.5%	92.8%	85.2%	91.4%	125.9%

NOTE: Loss and loss adjustment expenses for the nine months ended September 30, 2019 included $19,791 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $37,775 of favorable development in the A&H segment, versus $13,318 of favorable development in the P&C segment, and $24,623 of favorable development in the A&H segment for the nine months ended September 30, 2018.

Reconciliation of Operating Expense Ratio (Non-GAAP)(9,11,13)
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$964,045	$186,123	$1,150,168	$87,372	$863,953	$167,951	$1,031,904	$71,919
Less: Loss and loss adjustment expense	627,452	70,612	698,064	47,270	544,446	72,652	617,098	40,212
Less: Ceding commission income	40,260	2,261	42,521	15,066	44,244	269	44,513	14,587
Less: Service and fee income	115,557	63,736	179,293	1,585	113,967	46,458	160,425	1,575
Operating expense	180,776	49,514	230,290	23,451	161,296	48,572	209,868	15,545
Net earned premium	$827,618	$168,903	$996,521	$57,117	$741,030	$155,346	$896,376	$43,151
Operating expense ratio (Non-GAAP) (9)	21.8%	29.3%	23.1%	41.1%	21.8%	31.3%	23.4%	36.0%

Total underwriting expenses	$964,045	$186,123	$1,150,168	$87,372	$863,953	$167,951	$1,031,904	$71,919
Less: Loss and loss adjustment expense	627,452	70,612	698,064	47,270	544,446	72,652	617,098	40,212
Less: Ceding commission income	40,260	2,261	42,521	15,066	44,244	269	44,513	14,587
Less: Service and fee income	115,557	63,736	179,293	1,585	113,967	46,458	160,425	1,575
Less: Non-cash amortization of intangible assets	5,257	1,531	6,788	18	6,546	1,714	8,260	(14)
Operating expense before amortization and impairment	175,519	47,983	223,502	23,433	154,750	46,858	201,608	15,559
Net earned premium	$827,618	$168,903	$996,521	$57,117	$741,030	$155,346	$896,376	$43,151
Operating expense ratio before amortization and impairment (Non-GAAP) (11)	21.2%	28.4%	22.4%	41.0%	20.9%	30.2%	22.5%	36.1%

Reconciliation of Operating Expense Ratio (Non-GAAP)(9,11,13)
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$2,734,167	$582,975	$3,317,142	$224,555	$2,488,924	$537,128	$3,026,052	$221,405
Less: Loss and loss adjustment expense	1,746,409	241,685	1,988,094	124,584	1,583,019	252,364	1,835,383	126,421
Less: Ceding commission income	128,087	8,780	136,867	50,446	118,664	789	119,453	39,523
Less: Service and fee income	348,045	177,685	525,730	4,471	328,707	134,586	463,293	4,466
Operating expense	511,626	154,825	666,451	45,054	458,534	149,389	607,923	50,995
Net earned premium	$2,402,509	$496,532	$2,899,041	$149,405	$2,181,571	$465,391	$2,646,962	$141,009
Operating expense ratio (Non-GAAP) (9)	21.3%	31.2%	23.0%	30.2%	21.0%	32.1%	23.0%	36.2%

Total underwriting expenses	$2,734,167	$582,975	$3,317,142	$224,555	$2,488,924	$537,128	$3,026,052	$221,405
Less: Loss and loss adjustment expense	1,746,409	241,685	1,988,094	124,584	1,583,019	252,364	1,835,383	126,421
Less: Ceding commission income	128,087	8,780	136,867	50,446	118,664	789	119,453	39,523
Less: Service and fee income	348,045	177,685	525,730	4,471	328,707	134,586	463,293	4,466
Less: Non-cash amortization of intangible assets	16,154	4,939	21,093	41	18,125	5,272	23,397	(67)
Operating expense before amortization and impairment	495,472	149,886	645,358	45,013	440,409	144,117	584,526	51,062
Net earned premium	$2,402,509	$496,532	$2,899,041	$149,405	$2,181,571	$465,391	$2,646,962	$141,009
Operating expense ratio before amortization and impairment (Non-GAAP) (11)	20.6%	30.2%	22.3%	30.1%	20.2%	31.0%	22.1%	36.2%

Premiums by Product Line
$ in thousands
(Unaudited)

	Three Months Ended September 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2019	2018	Change	2019	2018	Change	2019	2018	Change
Property & Casualty
Personal Auto	$705,709	$661,126	6.7%	$560,032	$502,964	11.3%	$568,346	$496,139	14.6%
Homeowners	201,977	192,349	5.0%	82,601	112,390	(26.5)%	86,525	80,308	7.7%
RV/Packaged	55,631	54,964	1.2%	52,283	54,627	(4.3)%	51,023	51,229	(0.4)%
Small Business Auto	76,987	75,218	2.4%	56,615	53,155	6.5%	62,265	59,636	4.4%
Lender-placed insurance	97,468	94,462	3.2%	61,579	56,529	8.9%	56,599	48,466	16.8%
Other	16,563	12,253	35.2%	6,860	4,969	38.1%	2,860	5,252	(45.5)%
Total Premium	$1,154,335	$1,090,372	5.9%	$819,970	$784,634	4.5%	$827,618	$741,030	11.7%

Accident & Health
Group	73,223	61,743	18.6%	59,001	51,296	15.0%	59,009	51,310	15.0%
Individual	85,728	78,378	9.4%	85,541	78,372	9.1%	85,971	78,874	9.0%
International	3,604	3,827	(5.8)%	2,807	(6,092)	nm	23,923	25,162	(4.9)%
Total Premium	$162,555	$143,948	12.9%	$147,349	$123,576	19.2%	$168,903	$155,346	8.7%

Total National General	$1,316,890	$1,234,320	6.7%	$967,319	$908,210	6.5%	$996,521	$896,376	11.2%

Reciprocal Exchanges
Personal Auto	$39,166	$40,240	(2.7)%	$67,154	$12,845	nm	$33,953	$13,353	nm
Homeowners	78,079	80,070	(2.5)%	(2,047)	2,002	nm	22,759	29,698	(23.4)%
Other	1,022	1,041	(1.8)%	2,178	(33)	nm	405	100	nm
Total Premium	$118,267	$121,351	(2.5)%	$67,285	$14,814	nm	$57,117	$43,151	32.4%

Consolidated Total	$1,435,157	$1,355,671	5.9%	$1,034,604	$923,024	12.1%	$1,053,638	$939,527	12.1%

nm - not meaningful

Premiums by Product Line
$ in thousands
(Unaudited)

	Nine Months Ended September 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2019	2018	Change	2019	2018	Change	2019	2018	Change
Property & Casualty
Personal Auto	$2,083,702	$2,018,563	3.2%	$1,730,904	$1,542,685	12.2%	$1,621,734	$1,436,793	12.9%
Homeowners	544,056	524,342	3.8%	276,250	255,290	8.2%	272,591	242,161	12.6%
RV/Packaged	168,796	164,427	2.7%	162,047	162,934	(0.5)%	150,739	145,911	3.3%
Small Business Auto	246,694	246,448	0.1%	196,221	181,314	8.2%	189,957	178,302	6.5%
Lender-placed insurance	232,265	259,995	(10.7)%	140,863	134,630	4.6%	158,595	162,629	(2.5)%
Other	45,577	45,495	0.2%	15,684	24,362	(35.6)%	8,893	15,775	(43.6)%
Total Premium	$3,321,090	$3,259,270	1.9%	$2,521,969	$2,301,215	9.6%	$2,402,509	$2,181,571	10.1%

Accident & Health
Group	213,197	177,036	20.4%	170,911	145,760	17.3%	170,921	145,788	17.2%
Individual	252,719	231,890	9.0%	252,316	231,884	8.8%	252,122	232,069	8.6%
International	126,855	125,634	1.0%	77,010	108,543	(29.1)%	73,489	87,534	(16.0)%
Total Premium	$592,771	$534,560	10.9%	$500,237	$486,187	2.9%	$496,532	$465,391	6.7%

Total National General	$3,913,861	$3,793,830	3.2%	$3,022,206	$2,787,402	8.4%	$2,899,041	$2,646,962	9.5%

Reciprocal Exchanges
Personal Auto	$120,012	$116,602	2.9%	$101,460	$40,860	nm	$65,907	$38,812	69.8%
Homeowners	222,019	217,486	2.1%	68,180	90,826	(24.9)%	82,475	101,578	(18.8)%
Other	2,951	2,933	0.6%	2,820	554	nm	1,023	619	65.3%
Total Premium	$344,982	$337,021	2.4%	$172,460	$132,240	30.4%	$149,405	$141,009	6.0%

Consolidated Total (A)	$4,258,843	$4,129,250	3.1%	$3,194,666	$2,919,642	9.4%	$3,048,446	$2,787,971	9.3%

nm - not meaningful

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(567) in Personal Auto and $(1,034) in Homeowners Gross Written Premium in 2018, respectively.

Fee Income
$ in thousands
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Property & Casualty
Service and Fee Income	$115,557	$113,967	1.4%	$348,045	$328,707	5.9%
Ceding Commission Income	40,260	44,244	(9.0)%	128,087	118,664	7.9%
Property & Casualty	$155,817	$158,211	(1.5)%	$476,132	$447,371	6.4%

Accident & Health
Service and Fee Income
Group	$34,848	$25,198	38.3%	$98,084	$74,768	31.2%
Individual	2,128	4,512	(52.8)%	5,506	7,973	(30.9)%
Third Party Fee	26,760	16,748	59.8%	74,095	51,845	42.9%
Total Service and Fee Income	63,736	46,458	37.2%	177,685	134,586	32.0%
Ceding Commission Income	2,261	269	nm	8,780	789	nm
Accident and Health	$65,997	$46,727	41.2%	$186,465	$135,375	37.7%

Total National General	$221,814	$204,938	8.2%	$662,597	$582,746	13.7%

Reciprocal Exchanges
Service and Fee Income	$1,585	$1,575	0.6%	$4,471	$4,466	0.1%
Ceding Commission Income	15,066	14,587	3.3%	50,446	39,523	27.6%
Reciprocal Exchanges	$16,651	$16,162	3.0%	$54,917	$43,989	24.8%

Consolidated Total (A)	$219,213	$201,790	8.6%	$663,354	$574,289	15.5%

nm - not meaningful

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges in Service and Fee Income of $(19,252) and $(19,310) in the three months ended September 30, 2019 and 2018, respectively, and $(54,160) and $(52,446) in the nine months ended September 30, 2019 and 2018, respectively.

Additional Disclosures
(1) References to operating earnings and basic and diluted operating earnings per share (“EPS”) are non-GAAP financial measures defined by the Company as net income/loss and basic and diluted earnings per share excluding after-tax net gain or loss on investments (including foreign exchange gain or loss), other-than-temporary impairment losses, earnings or losses of equity method investments (related parties), deferred tax asset impairment, non-cash impairment of goodwill and non-cash amortization of intangible assets, and any significant non-recurring or infrequent items that may not be indicative of ongoing operations. The Company believes operating earnings and basic and diluted operating EPS are relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure.
(2) Total investments includes $234,617 and $233,723 in related parties at September 30, 2019 and December 31, 2018, respectively.
(3) Reinsurance balances includes $4,496 and $7,425 from related parties at September 30, 2019 and December 31, 2018, respectively.
(4) Other includes $1,195 and $2,362 from related parties at September 30, 2019 and December 31, 2018, respectively.
(5) Accounts payable and accrued expenses includes $771 and $69,874 to related parties at September 30, 2019 and December 31, 2018, respectively.
(6) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 113,313,042 shares - September 30, 2019; authorized 150,000,000 shares, issued and outstanding 112,940,595 shares - December 31, 2018.
(7) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,120 shares - September 30, 2019; authorized 10,000,000 shares, issued and outstanding 2,565,120 shares - December 31, 2018.
(8) Loss and loss adjustment expense ratio (loss ratio) is calculated by dividing loss and loss adjustment expense by net earned premium.
(9) Operating expense ratio is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business.
(10) Combined ratio is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio(8) and the operating expense ratio (non-GAAP)(9) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss.
(11) Operating expense ratio before amortization and impairment is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Management believes that this measure provides a more useful comparison to the operating expense ratio of other insurance companies involved in fewer acquisitions.
(12) Combined ratio before amortization and impairment is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio(8) and the operating expense ratio before amortization and impairment (non-GAAP)(11) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. Management believes that this measure of underwriting profitability provides a more useful comparison to the combined ratio of other insurance companies involved in fewer acquisitions. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss.
(13) Combined ratio (non-GAAP), operating expense ratio (non-GAAP), combined ratio before amortization and impairment (non-GAAP) and operating expense ratio before amortization and impairment (non-GAAP) are considered non-GAAP financial measures under applicable SEC rules. Other companies may calculate these ratios differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure.
(14) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings (non-GAAP) to average shareholders’ equity for the same twelve-month period. Average shareholders’ equity is the sum of the shareholders’ equity excluding preferred stock at the beginning and end of the period divided by two. In the opinion of the Company’s management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.
(15) Combined ratio excluding losses from various weather-related events, is calculated by taking the combined ratio as defined in Note 12, and adjusting it to exclude the total net losses of $11.5 million and $35.0 million from these events for the three months ended September 30, 2019 and 2018, respectively. The Company believes this measure enhances investors’ understanding of our results by eliminating what we believe are volatile and unusual events.

Year		Combined Ratio (12)	Impact of Weather-related Events	Combined Ratio Excluding Weather-related Events (15)
2019	P&C Segment	97.0%	1.4%	95.6%

2019	Overall NGHC	92.5%	1.2%	91.3%

2018	P&C Segment	94.4%	4.7%	89.7%

2018	Overall NGHC	91.3%	3.9%	87.4%
(16) Our products in the P&C segment include personal auto, homeowners, RV/Packaged, small business auto, lender-placed insurance and other products. The personal auto product includes policies for standard, preferred and nonstandard automobile insurance. The homeowners product includes multiple-peril policies and personal umbrella coverage to the homeowner. The RV/Packaged product offers policies that include RV automatic personal effects coverage, optional replacement cost coverage, RV storage coverage and full-time liability coverage. The small business auto product offers policies that include liability and physical damage coverage for light-to-medium duty commercial vehicles. The lender-placed insurance product offers fire, home and flood products, as well as collateral protection insurance and guaranteed asset protection products for automobiles. Our products and revenue in the A&H segment include group, individual and third party fees. The group product includes revenue from our small group self-funded product. The individual product line includes revenue from our supplemental products including short-term medical, accident/AD&D, hospital indemnity, cancer/critical illness, dental and term life insurance. Third party fees include commission and general agent fees for selling policies issued by third-party insurance companies, fees generated through selling our technology products to third parties and fees from our international health insurance offerings.

Investor Contact

Paul Anderson
Director of Investor Relations
Phone: 212-380-9462
Email: Paul.Anderson@NGIC.com